INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of BARRA, Inc. on Form S-8 pertaining to Rogers, Casey & Associates, Inc. 1992 Stock Option and Restricted Stock Plan, as amended, of our report dated May 17, 1996, incorporated by reference in the Annual Report on Form 10-K of BARRA, Inc. for the year ended March 31, 1996.


/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP

Seattle, Washington
September 6, 1996


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